                                                                     Exhibit 1.1

                                                                       S&S DRAFT
                                                                        01/06/99











                                  TIFFANY & CO.
                            (a Delaware corporation)



                        3,104,000 Shares of Common Stock



                             U.S. PURCHASE AGREEMENT



Dated:   , 1999

                         TABLE OF CONTENTS

                      U.S. PURCHASE AGREEMENT

  SECTION 1.        Representations and Warranties........................................................   4
           (a)      Representations and Warranties by the Company.........................................   4
                    (i)      Compliance with Registration Requirements....................................   4
                    (ii)     Incorporated Documents.......................................................   5
                    (iii)    Financial Statements.........................................................   5
                    (iv)     No Material Adverse Change in Business.......................................   5
                    (v)      Good Standing of the Company.................................................   6
                    (vi)     Good Standing of Subsidiaries................................................   6
                    (vii)    Capitalization...............................................................   6
                    (viii)   Authorization of Agreements..................................................   7
                    (ix)     Absence of Defaults and Conflicts............................................   7
                    (x)      Absence of Proceedings.......................................................   8
           (b)      Representations and Warranties by the Selling Shareholder.............................   8
                    (i)      Accurate Disclosure..........................................................   8
                    (ii)     Authorization of Agreements..................................................   8
                    (iii)    Good and Marketable Title....................................................   9
                    (iv)     Due Execution of Power of Attorney and Custody Agreement.....................   9
                    (v)      Absence of Manipulation......................................................  10
                    (vi)     Absence of Further Requirements..............................................  10
                    (vii)    Certificates Suitable for Transfer...........................................  10
                    (viii)   No Association with NASD.....................................................  10
           (c)      Officer's Certificates................................................................  10
  SECTION 2.        Sale and Delivery to U.S. Underwriters; Closing.......................................  11
           (a)      Initial Securities....................................................................  11
           (b)      Option Securities.....................................................................  11
           (c)      Payment...............................................................................  11
           (d)      Denominations; Registration...........................................................  12
  SECTION 3.        Covenants of the Company..............................................................  12
           (a)      Compliance with Securities Regulations and Commission Requests........................  12
           (b)      Filing of Amendments..................................................................  13
           (c)      Delivery of Registration Statements...................................................  13
           (d)      Delivery of Prospectuses..............................................................  13
           (e)      Continued Compliance with Securities Laws.............................................  14
           (f)      Blue Sky Qualifications...............................................................  14
           (g)      Rule 158..............................................................................  15
           (h)      Listing...............................................................................  15
           (i)      Restriction on Sale of Securities.....................................................  15
           (j)      Reporting Requirements................................................................  15

                                ii

  SECTION 4.        Payment of Expenses...................................................................  15
           (a)      Expenses of the Company...............................................................  15
           (b)      Expenses of the Selling Shareholder...................................................  16
           (c)      Termination of Agreement..............................................................  16
           (d)      Allocation of Expenses................................................................  16
  SECTION 5.        Conditions of U.S. Underwriters' Obligations..........................................  16
           (a)      Effectiveness of Registration Statement...............................................  16
           (b)      Opinions of Counsel for Company.......................................................  17
           (c)      Opinions of Counsel for the Selling Shareholder.......................................  17
           (d)      Opinion of Counsel for U.S. Underwriters..............................................  17
           (e)      Officers' Certificate.................................................................  17
           (f)      Certificate of Selling Shareholder....................................................  18
           (g)      Accountants' Comfort Letter...........................................................  18
           (h)      Bring-down Comfort Letter.............................................................  18
           (i)      Approval of Listing...................................................................  18
           (j)      Purchase of Initial International Securities..........................................  18
           (k)      Conditions to Purchase of U.S. Option Securities......................................  19
           (l)      Additional Documents..................................................................  20
           (m)      Termination of Agreement..............................................................  20
  SECTION 6.        Indemnification.......................................................................  20
           (a)      Indemnification of U.S. Underwriters..................................................  20
           (b)      Indemnification of Company, Directors and Officers and Selling
                    Shareholder...........................................................................  22
           (c)      Actions against Parties; Notification.................................................  22
           (d)      Settlement without Consent if Failure to Reimburse....................................  23
           (e)      Other Agreements with Respect to Indemnification......................................  23
  SECTION 7.        Contribution..........................................................................  23
  SECTION 8.        Representations, Warranties and Agreements to Survive Delivery........................  25
  SECTION 9.        Termination of Agreement..............................................................  25
           (a)      Termination; General..................................................................  25
           (b)      Liabilities...........................................................................  26
  SECTION 10.  Default by One or More of the U.S. Underwriters............................................  26
  SECTION 11.  Notices....................................................................................  27
  SECTION 12.  Parties....................................................................................  27
  SECTION 13.  Governing Law and Time.....................................................................  27
  SECTION 14.  Effect of Headings.........................................................................  27

                                       iii

SCHEDULES
         Schedule A - List of U.S. Underwriters.........................................................    Sch A-1
         Schedule B - Pricing Information...............................................................    Sch B-1
         Schedule C - List of Subsidiaries..............................................................    Sch C-1

EXHIBITS
         Exhibit  A-1 - Form of Opinion of Company's Counsel............................................      A-1-1
         Exhibit  A-2 - Form of Opinion of Gibson, Dunn & Crutcher LLP..................................      A-2-1
         Exhibit  B - Form of Opinion of Counsel for the Selling Shareholder............................        B-1

                                  TIFFANY & CO.
                            (a Delaware corporation)

                        3,104,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                          , 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
ING Baring Furman Selz LLC
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         Tiffany & Co., a Delaware corporation (the "Company"), and Mitsukoshi, Ltd., a Japanese corporation (the "Selling Shareholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch and ING Baring Furman Selz LLC are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Selling Shareholder, and the purchase by the U.S. Underwriters, acting severally and not jointly, of 3,104,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") and (ii) the grant by the Selling Shareholder to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 312,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,104,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 312,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

         It is understood that the Company and the Selling Shareholder are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for (i) the offering by the Selling Shareholder of an aggregate of 776,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International and ING Barings are acting as lead managers (the "Lead Managers") and (ii) the grant by the Selling Shareholder to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 78,000 additional shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Shareholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-        ) covering
the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International

Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for their respective front cover pages, sections entitled "Underwriting" and back cover pages. The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus", respectively, and, collectively, the "Prospectuses". If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus
dated        , 1999 and preliminary International Prospectus dated         ,
1999, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives or by the Selling Shareholder expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

         Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising under applicable law, under the Company's charter or by-laws or under any agreement to which the Company is a party.

                  (viii) Authorization of Agreements. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, nor will such action cause the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of November 17, 1988, as amended, between the Company and Chase Manhattan Bank, successor to Manufacturers Hanover Trust Company, as Rights Agent, (the "Rights Agreement") to become exercisable or cause any Underwriter to become an Acquiring Person (as defined in the Rights Agreement). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and as of each Date of Delivery (if any) and agrees with each U.S. Underwriter, as follows:

                  (i) Accurate Disclosure. To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; the Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither of the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(b)(i) shall only apply to statements or omissions in the Registration Statement or the Prospectuses with reference to information relating to such Selling Shareholder; the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                  (ii) Authorization of Agreements. The Selling Shareholder has the full right, power and authority to enter into this Agreement, the International Purchase Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder and under the International Purchase Agreement. The execution and delivery of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by the Selling Shareholder with its obligations hereunder and thereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

                  (iii) Good and Marketable Title. The Selling Shareholder has and will at the Closing Time and on each Date of Delivery have good and marketable title to the U.S. Securities to be sold by the Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such U.S. Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive good and marketable title to the U.S. Securities purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Due Execution of Power of Attorney and Custody Agreement. The Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Global Coordinator, the Power of Attorney and Custody Agreement with___________ as attorney(s)-in-fact (the "Attorney(s)-in-Fact") and ___________, as custodian (the "Custodian"); the Custodian is authorized by the Selling Shareholder to deliver the U.S. Securities to be sold by the Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
         Section 5(f) or that may be required pursuant to Sections 5(k) and 5(l) on behalf of the Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters the U.S. Securities to be sold by the Selling Shareholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to the Selling Shareholder, as provided in
         Section 2(a) hereof, to authorize the delivery of the U.S. Securities to be sold by the Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement.

                  (v) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, under the International Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or under the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement and the International Purchase Agreement.

                  (viii) No Association with NASD. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Global Coordinator, U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the U.S. Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 312,000 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and to the Selling Shareholder setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Shareholder.

         Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to the Selling Shareholder's Power of Attorney and Custody Agreement, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either any prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The expenses of complying with this Section 3(d) shall be borne by the Company or by the Selling Shareholder in the manner contemplated by Section 4 in respect of any amendment or supplement required during the nine-month period after the date of this Agreement and by the U.S. Underwriters thereafter.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the preparation and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, and (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (ii) the fees and disbursements of its counsel and accountants and (iii) the costs of printing the Registration Statement, each preliminary prospectus, any Term Sheets and the Prospectuses and any amendments or supplements thereto.

         (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Selling Shareholder shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S.
Underwriters.

         (d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholder may have made or may hereinafter make for the sharing of such costs and expenses.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S.

         Underwriters and to the Selling Shareholder. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Patrick B. Dorsey, Senior Vice President, Secretary and General Counsel of the Company, and (ii) Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively, hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

                  (c) Opinions of Counsel for the Selling Shareholder. At the Closing Time, the U.S. Representatives shall have received the favorable opinions, dated as of the Closing Time, of (i) Salans Hertzfeld Heilbronn Christy & Viener, U.S. counsel for the Selling
         Shareholder, and (ii)        , Japanese counsel for the Selling
         Shareholder, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B-1 and Exhibit B-2, respectively, hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

                  (d) Opinion of Counsel for U.S. Underwriters. At the Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the
         matters set forth in clauses          and the penultimate paragraph of
         Exhibit A-2 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the officers signing the certificate, are pending or are contemplated by the Commission.

                  (f) Certificate of Selling Shareholder. At the Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

                  (g) Accountants' Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (h) Bring-down Comfort Letter. At the Closing Time, the U.S. Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

                  (i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

                  (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the

         International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company or the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                           (i) Officers' Certificate. A certificate, dated such
                  Date of Delivery, of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                           (ii) Certificate of Selling Shareholder. A
                  certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                           (iii) Opinions of Counsel for Company. The favorable
                  opinions of (A) Patrick B. Dorsey, Senior Vice President, Secretary and General Counsel of the Company, and (B) Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by
                  Section 5(b) hereof.

                           (iv) Opinions of Counsel for the Selling Shareholder.
                  The favorable opinions of (A) Salans Hertzfeld Heilbronn Christy & Viener, U.S. counsel for the Selling Shareholder,
                  and (B)         , Japanese counsel for the Selling
                  Shareholder, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

                           (v) Opinion of Counsel for U.S. Underwriters. The
                  favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of

                  Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                           (vi) Bring-down Comfort Letter. A letter from
                  PricewaterhouseCoopers LLP, in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (l) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the U.S. Underwriters.

                  (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by Merrill Lynch by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives or by the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and provided further that the Company will not be liable to any U.S. Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted solely from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing Date, a copy of the final U.S. Prospectus, as then amended or supplemented, if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final U.S. Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such final U.S. Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person; and (ii) such failure to give or send such final U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

                  The Selling Shareholder agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, its officers who signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter; provided, however, that such indemnification shall be only with respect to the information furnished in writing to the Company by or on behalf of the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that the aggregate liability of the Selling Shareholder pursuant to this paragraph shall be limited to the total net proceeds (before deducting expenses) received by the Selling Shareholder from the Securities purchased by the Underwriters from the Selling Shareholder pursuant to this Agreement and the International Purchase Agreement.

         (b) Indemnification of Company, Directors and Officers and Selling Shareholder. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith).

         (e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any other agreement among the Company and the Selling Shareholder with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholder and by the U.S. Underwriters from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Shareholder and of the U.S. Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, by the Selling Shareholder and by the U.S. Underwriters in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company, of the Selling Shareholder and of the U.S. Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholder or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the total net proceeds (before deducting expenses) received by the Selling Shareholder from the Securities purchased from the Selling Shareholder.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section 7 shall not affect any other agreement between the Company and the Selling Shareholder with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Mary Beth Henson; notices to the Company shall be directed to it at 727 Fifth Avenue, New York, New York 10022, attention of Patrick B. Dorsey; and notices to the Selling Shareholder shall be directed to 12 East 49th Street, New York, New York 10017, attention of Kazunari Nagamatsu.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                     Very truly yours,

                                     TIFFANY & CO.


                                     By ________________________________________
                                         Title:

                                     MITSUKOSHI, LTD.


                                     By ________________________________________
                                         As Attorney-in-Fact acting on behalf of
                                         the Selling Shareholder

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED
ING BARING FURMAN SELZ LLC

By:    MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By________________________________
     Authorized Signatory


For itself and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                    Sch A - 1

                                   SCHEDULE A

                                                                                                Number of
                                                                                              Initial U.S.
         Name of U.S. Underwriter                                                              Securities

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.............................................................
ING Baring Furman Selz LLC.................................................................







                                                                                                ---------
Total......................................................................................     3,104,000
                                                                                                =========

                                    Sch B - 1

                                   SCHEDULE B

                                  Tiffany & Co.

                        3,104,000 Shares of Common Stock
                           (Par Value $.01 Per Share)






                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____.

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $___ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S.
         Securities but not payable on the U.S. Option Securities.

                                    Sch C - 1

                                   SCHEDULE C

                             [List of subsidiaries]

                                                                     Exhibit A-1



                FORM OF OPINION OF THE COMPANY'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in each jurisdiction listed on Schedule 1 to the opinion, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising under applicable law, under the Company's charter or by-laws or under any agreement to which the Company is a party.

         (v) The sale of the Securities by the Selling Shareholder is not subject to the preemptive or other similar rights of any securityholder of the Company arising under applicable law, under the Company's charter or by-laws or under any agreement to which the Company is a party.

         (vi) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in each jurisdiction listed on Schedule 2 to the opinion, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                                     A-1-2

except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (vii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the performance by the Company of its obligations thereunder.

         (viii) To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

         (ix) The execution, delivery and performance by the Company of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation by the Company of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or (except with respect to any federal or state securities laws, as to which I express no opinion) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over

                                     A-1-3

the Company or any Subsidiary or any of their respective properties, assets or operations, nor will such action cause the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of November 17, 1988, as amended, between the Company and Chase Manhattan Bank, successor to Manufacturers Hanover Trust Company, as Rights Agent, (the "Rights Agreement") to become exercisable or cause any Underwriter to become an Acquiring Person (as defined in the Rights Agreement).

         (x) The documents incorporated by reference in the Prospectuses (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit A-2

                 FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

         (ii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; the Prospectuses have been transmitted by a means reasonably calculated to result in filing with the Commission within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (iii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

         (iv) The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (v) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         (vi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (vii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign,

                                      A-2-2

(other than foreign and state securities laws, as to which we express no opinion, and other than federal securities laws, as to which we express no opinion in this paragraph) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement.

         Nothing has come to our attention that leads us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


         (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under the U.S. Purchase Agreement, the International Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

         (ii) The Power of Attorney and Custody Agreement has been duly executed and delivered by the Selling Shareholder and constitutes the legal, valid and binding agreement of the Selling Shareholder.

         (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

         (iv) The Attorney-in-Fact has been duly authorized by the Selling Shareholder to deliver the Securities on behalf of the Selling Shareholder in accordance with the terms of the U.S.
Purchase Agreement and the International Purchase Agreement.

         (v) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Shareholder is subject (except for such conflicts, breaches or defaults, or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instruments of the Selling Shareholder, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Shareholder or any of its properties.

         (vi) Upon delivery of the Securities to be sold by the Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement and payment therefor, assuming the Underwriters purchase without notice of any adverse claim under the Uniform Commercial Code, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.